                                                                     Exhibit 2.3
                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made and executed on
                                         ---------
this the 1st day of October, 1997 (the "Date of This Agreement"), by and among
                                        ----------------------
LANSTAR SEMICONDUCTOR INC., a Utah corporation ("Lanstar"), ILYA DRAPKIN
                                                 -------
("Drapkin"), and WORLD DATA LIMITED, a Cayman Islands corporation ("WDL").
  -------                                                           ---
SOUTHWEST MEMORY INTERNATIONAL, INC., a Texas corporation ("SMI"), SOUTHWEST
                                                            ---
MEMORY, INC., a Texas corporation ("SWM"), and MG TK CORP., a Texas corporation
                                    ---
("MG TK"), have also executed this Agreement to make certain representations,
  -----
warranties and covenants and to indemnify Lanstar as provided herein. Lanstar, Drapkin, WDL, SMI, SWM and MG TK are collectively sometimes called the "Signatories to this Agreement".
 -----------------------------

                                   RECITALS:

     WHEREAS, Lanstar, SMI and WDL executed that certain Stock Purchase Agreement dated as of November 4, 1996 (the "Original Agreement"), to permit
                                             ------------------
Lanstar to acquire all of the outstanding shares of SMI solely in exchange for voting common stock of Lanstar; and

     WHEREAS, the share exchange contemplated by the Original Agreement closed in 1996; and

     WHEREAS, Article VI of the Original Agreement provided that WDL would indemnify Lanstar against breaches of representations and warranties; and

     WHEREAS, the Signatories to this Agreement have irreconcilable differences regarding certain liabilities and the future operations of SMI; and


STOCK PURCHASE AGREEMENT - Page 1 of 21 Pages
------------------------

     WHEREAS, WDL wishes to acquire One Hundred Percent (100%) of the issued and outstanding shares of SMI which are owned by Lanstar (collectively, the "SMI
                                                                         ---
Shares"); and
------

     WHEREAS, Lanstar desires to sell the SMI Shares, and WDL wishes to purchase the SMI Shares; and

     WHEREAS, Lanstar desires to acquire all of the Lanstar shares owned by WDL and Drapkin, and WDL and Drapkin desire to sell all of their Lanstar shares; and

     WHEREAS, the Signatories to this Agreement desire to set forth certain indemnities, representations, warranties and covenants made by each to the others as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby, including, without limitation, Exhibit A - Individuals' Representations,
                               -----------------------------------------
Warranties, Covenants and Indemnities, attached hereto and incorporated herein
-------------------------------------
for all purposes;

     NOW, THEREFORE, for and in consideration of the premises, the agreements that are set forth herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Signatories to this Agreement agree as follows:

     (1)   RECITALS.  The foregoing recitals are true, correct and complete and
           --------
constitute the basis for this Agreement and they are incorporated into this Agreement for all purposes.

     (2)   PURCHASE AND SALE.  At the Closing (which term is hereinafter
           -----------------
defined), WDL agrees to purchase from Lanstar and Lanstar agrees to sell, transfer, assign and deliver to WDL, for the purchase price hereinafter specified, all of the SMI Shares. The transfer of the SMI


STOCK PURCHASE AGREEMENT - Page 2 of 21 Pages
------------------------

Shares shall be effective for all purposes at the Closing which shall occur ten
(10) days after the giving of notice to Lanstar's shareholders as required by Utah law (the "Closing").
               -------

     (3)   PURCHASE PRICE.  In exchange for the SMI Shares, Ten Dollars ($10.00)
           --------------
paid to Drapkin and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Drapkin and WDL agree to deliver the following consideration and cause the following actions to occur:

           (A) Lanstar shall retain the Eight Million (8,000,000) shares of Lanstar common stock, having a value of Twenty-Five Cents ($.25) per share (collectively, the "Prior Shares"), previously
                                                      ------------
                 delivered to it by WDL; and

           (B) WDL and Drapkin hereby sell, transfer, assign and deliver to Lanstar an aggregate of Seventeen Million Five Hundred Fifty-Five Thousand (17,555,000) shares of Lanstar's common stock, having an agreed value of Twenty-Five Cents ($.25) per share (collectively, the "Balance Shares") in addition to the Prior
                                     --------------
                 Shares described above.

     (4)   WARRANT.  At the Closing, Lanstar shall grant to SMI a warrant to
           -------
purchase up to Eighteen Million (18,000,000) shares of Lanstar's common stock within three (3) years of the Date of This Agreement with an exercise price of One Dollar and Fifty Cents ($1.50) per share, such warrant having an agreed value of Five Hundred Thousand Dollars ($500,000.00). The Warrant shall be in the form marked Exhibit B, attached hereto and incorporated herein for all
                ---------
purposes. At the Closing of the Warrant sale, SMI will execute a Promissory Note in the form marked Exhibit C, attached hereto and incorporated herein for all
                   ---------


STOCK PURCHASE AGREEMENT - Page 3 of 21 Pages
------------------------
purposes, in the amount of Five Hundred Thousand Dollars ($500,000.00) payable to the order of Lanstar with a maturity of twelve (12) months and an interest rate of prime plus Two Percent (2%).

     (5)   PRE-CLOSING MATTERS.
           -------------------

           (A) SMI hereby releases Lanstar from any and all obligations that may be owed in connection with any intercompany receivables, advances or distributions as of the Closing.

           (B) By 2:00 P.M. on October 1, 1997, SMI will wire the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) into Lanstar's account at Merrill Lynch. Lanstar will receive from SMI Three Thousand Six Hundred (3,600) pieces of Lanstar 8Meg SIMM inventory valued at Seventy-Nine Thousand Two Hundred Dollars ($79,200.00) by Wednesday, October 1, 1997, at 5:00 P.M. SMI
                 will pay One Hundred Seventy Thousand Eight Hundred Dollars ($170,800.00) to Lanstar in the form of 16 and/or 32Meg SIMM inventory, with the cost and product type to be agreed upon by SMI and Lanstar in the form marked Exhibit D - Consideration in
                                                    ----------------------------
                 the Form of SIMM Inventory, attached hereto and incorporated
                 --------------------------
                 herein for all purposes, such agreement to be reached by Wednesday, October 1, 1997, at 5:00 P.M. and delivery to be made by 5:00 P.M. on October 1, 1997.

           (C) SMI hereby confirms that as of October 1, 1997, SMI will extend to Lanstar a line of credit (which will not be released by Section [5][A] above or by the Closing) to purchase inventory in the amount of Five Hundred Thousand Dollars ($500,000.00) on a net thirty (30) day basis. Inventory will be sold by SMI to Lanstar at a gross profit margin not to exceed Five Percent (5%) based upon SMI's actual purchase price.


STOCK PURCHASE AGREEMENT - Page 4 of 21 Pages
------------------------

     (6)   WARRANTIES AND REPRESENTATIONS BY LANSTAR.  To induce WDL and Drapkin
           -----------------------------------------
to enter into this Agreement, Lanstar warrants and represents to WDL and Drapkin as follows, which representations and warranties shall survive the closing of all transactions contemplated herein:

           (A) Lanstar is the lawful owner in every respect, legal and equitable, direct and indirect, of the SMI Shares.

           (B) Lanstar has not executed any assignment, option, pledge, security agreement, financing statement or hypothecation agreement with respect to the SMI Shares.

           (C) Lanstar has the complete and unrestricted right, power, and authority to sell, transfer and assign the SMI Shares pursuant to this Agreement. Lanstar has not executed any agreement to place any liens, claims, encumbrances or restrictions on the SMI Shares.

           (D) Lanstar has taken no action that would fail to cause SMI to be a duly organized and validly existing Texas corporation, in good standing, with all requisite corporate power and authority to carry on its business as presently conducted. Lanstar has taken no action to cause SMI to possess any subsidiaries or any other direct or indirect equity interest in any other firm, corporation or business enterprise.

           (E) Lanstar has taken no action to amend the Articles of Incorporation of SMI in any way or to otherwise cause a restructuring of its capital. Lanstar has not caused the creation of any outstanding options, contracts, commitments, warranties, agreements or other rights of any character affecting or relating in any manner to the issuance of stock of SMI or other securities


STOCK PURCHASE AGREEMENT - Page 5 of 21 Pages
------------------------
                 entitling anyone to acquire stock of SMI or other securities of SMI.

           (F) Except for any agreement between Cheshier & Fuller, L.L.P. and Lanstar in connection with the audit of Lanstar, Lanstar has not executed any agreement to cause SMI or its assets to be subject to any indebtedness or other contractual obligations.

           (G) Lanstar has no actual knowledge of any legal actions, suits, arbitrations or other legal administrative or governmental proceedings pending or threatened against SMI, its properties, assets or business except for the following:

                 (i) NECX, Plaintiff vs. Southwest Memory, Inc., Defendant, United States District Court, District of Massachusetts, Cause No. 97-10190-EFH;

                 (ii) Vanstar Corporation vs. Southwest Memory, Inc., United States District Court For the Western District of Washington at Seattle, C96-1714-Z; and

                 (iii) Progressive Technology, Inc. vs. Southwest Memory, Inc.
                       and Southwest Memory International, Inc., in the Supreme Court of the County of York, State of Maine, Docket No. CV-96-531.

           (H) To the best of Lanstar's actual knowledge, Lanstar has not unilaterally caused the business and operation of SMI to be conducted in violation of any applicable law, rule or regulation of any authorities.

           (I) To the best actual knowledge and belief of Lanstar, Lanstar has taken no affirmative action to divest SMI of title to its assets.


STOCK PURCHASE AGREEMENT - Page 6 of 21 Pages
------------------------

           (J) Except as provided in this Agreement and except for distributions, intercompany receivables and intercompany advances prior to the Date of This Agreement, there is no declaration of a dividend from SMI to Lanstar.

           (K) From the Date of This Agreement to the Closing, Lanstar will not interfere with the business of SMI.

     (7)   TRANSFER OF THE SMI SHARES.  For and in consideration of the payment
           --------------------------
of the consideration described herein, Lanstar agrees to sell, assign, transfer and convey all of Lanstar's right, title and interest in and to the SMI Shares to WDL at the Closing. Lanstar will relinquish all of its rights as a Shareholder in SMI at the Closing. At the Closing, Lanstar will relinquish all right, power and authority which Lanstar has or may have had to act for and/or on behalf of SMI and/or to bind SMI. Each party to this Agreement shall be solely responsible for its/his federal tax consequences.

     (8)   ACCEPTANCE OF TRANSFER OF THE SMI SHARES.  WDL will accept the
           ----------------------------------------
transfer of the SMI Shares.

     (9)   RELEASE.  WDL, Drapkin, SMI, SWM and MG TK for themselves and their
           -------
respective heirs, personal representatives, executors, administrators, successors and assigns hereby fully, finally and forever release and discharge Lanstar, its officers, directors, shareholders, employees, agents, legal counsel, accountants and representatives and their respective heirs, personal representatives, executors and administrators, of and from any and all claims, actions and causes of action and damages (collectively, the "Claims") of every
                                                             ------
kind, whether known or unknown, whether contingent or matured, regardless of when such


STOCK PURCHASE AGREEMENT - Page 7 of 21 Pages
------------------------

Claims arose, but only Claims arising through the effective time of Closing.

     (10)  REPRESENTATIONS AND WARRANTIES BY WDL AND DRAPKIN.  To induce Lanstar
           -------------------------------------------------
to enter into this Agreement, WDL and Drapkin represent and warrant to Lanstar and to Lanstar's successors, assigns and legal representatives as follows, which representations and warranties shall survive the closing of all transactions contemplated herein:

           (A) There are no agreements whether written or oral with respect to ownership of the Prior Shares or the Balance Shares. Neither WDL, nor Drapkin nor or any person or entity acting on their behalf in any capacity has executed any assignment, rights agreement, warrant, option, pledge, security agreement, financing statement, trust, power of attorney, voting agreement, nominee agreement, hypothecation or any agreement of any type with respect to the Prior Shares or the Balance Shares.

           (B) The Prior Shares and the Balance Shares are free and clear of any liens, trusts, charges, restrictions on transfer, options, warrants, rights to purchase, security interests, powers of attorney, claims, pledges, rights of offset and encumbrances whatsoever.

           (C) SMI has not knowingly engaged in or conspired to engage in any deceptive labeling, remarking or misrepresentation of the quality, capacity or capability of any inventory purchased or sold by SMI prior to the effective time of the Closing.

     (11)  OTHER REPRESENTATIONS AND WARRANTIES.  To induce Lanstar to enter
           ------------------------------------
into this Agreement, SMI, SWM and MG TK hereby each


STOCK PURCHASE AGREEMENT - Page 8 of 21 Pages
------------------------
represent and warrant to Lanstar that SMI has not knowingly engaged in or conspired to engage in any deceptive labeling, remarking or misrepresentation of the quality, capacity or capability of any inventory purchased or sold by SMI prior to the effective time of the Closing.

     (12)  COVENANTS REGARDING FINANCIAL STATEMENTS.  To induce Lanstar to enter
           ----------------------------------------
into this Agreement, SMI, SWM, WDL, MG TK and Drapkin (collectively, the "Covenantors") hereby each covenant to Lanstar as follows:
 -----------

           (A) The auditors of Lanstar shall be allowed complete access to the books and records of MG TK, SWM and SMI for the purpose of preparing tax returns and financial statements for Lanstar for any period ending on or before October 31, 1997, for which such information is relevant in the reasonable judgment of Lanstar's auditors. Management of MG TK, SWM and SMI shall give management representations considered necessary in the reasonable judgment of Lanstar's auditors, which representations shall be accurate and complete. In the event of violation of this Section (12), the Signatories to this Agreement agree that damages to Lanstar would be impossible to calculate and an insufficient remedy. Therefore, upon any breach or threatened breach of this provision, the Signatories to this Agreement agree that Lanstar shall be entitled to seek specific performance and/or injunctive relief of this provision in a court of competent jurisdiction.

           (B) The Covenantors agree to reasonably cooperate with Lanstar in the future in connection with any securities filing, investigation, audit, administrative proceeding, collection action or other administrative action to which Lanstar may be or become subject.


STOCK PURCHASE AGREEMENT - Page 9 of 21 Pages
------------------------

           (C) SMI shall furnish unaudited financial statements of SMI to Lanstar's auditors for the nine-month period ending September 30, 1997, and for the ten-month period ending October 31, 1997, which statements will be accurate, correct and complete in all respects and will have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods indicated. Each balance sheet will present fairly the financial condition of SMI as of the dates indicated thereon, and each income statement and statement of operations will present fairly the results of operations of SMI for the periods indicated thereon. None of such financial statements, as of the dates and the periods thereof, will misstate or omit to state any liability, absolute or contingent, the omission of which renders such financial statements misleading.

     (13)  INDEMNIFICATION.  To induce Lanstar to enter into this Agreement,
           ---------------
WDL, Drapkin, SMI, SWM and MG TK (collectively, the "Indemnitors") hereby
                                                     -----------
jointly and severally for themselves and their respective heirs, personal representatives, executors, administrators, successors and assigns hereby indemnify and agree to hold harmless Lanstar, its officers, directors, shareholders, employees, agents, legal counsel, accountants and representatives and their respective heirs, personal representatives, executors and administrators, of and from any and all Claims and Damages of every kind (collectively, the "Indemnified Items"), whether known or unknown, whether
                    -----------------
contingent or matured, regardless of when such Indemnified Items arose, which relate to, result from, or are caused by the following:

           (A) Any liability of any Indemnitor including, without limitation, any tax or withholding liabilities;


STOCK PURCHASE AGREEMENT - Page 10 of 21 Pages
------------------------

           (B) Any misrepresentation, breach of warranty or breach of covenant made by Indemnitors contained in this Agreement; or

           (C) Any act or omission of any Indemnitor or any officer, director, shareholder, employee, agent or representative of any Indemnitor.

     The foregoing indemnity shall apply to all litigation liabilities and all tax liabilities of SMI, SWM and/or MG TK without regard to any act or failure to act by Lanstar, but the foregoing indemnity shall not apply in other cases where Lanstar, its officers and directors solely caused the liability.

     Lanstar and the other indemnified persons shall act in good faith, but shall have the exclusive right to control the defense, concession or settlement of any claim with respect to an indemnified liability. The Indemnitors shall have the right to reasonably consult and reasonably participate at their expense in connection with any defense or settlement. Lanstar and the other indemnified persons shall be entitled to be paid in cash for any loss or Damages with respect to indemnified liabilities. "Damages" as used herein, include direct
                                     -------
damages, interest, penalties, punitive damages, court costs, legal fees, accounting costs, expert costs and all costs of collection or enforcement of this indemnity including reasonable legal fees. An indemnified person shall be deemed damaged when a liability arises whether by court judgment, settlement or concession. Payment of any loss or Damages by the indemnified person shall not be a condition precedent to collection of the indemnity payment from any party hereto. No indemnifying party shall be entitled to a right of offset or reduction in its indemnity obligation as a result of any tax benefits accruing to the indemnified person.


STOCK PURCHASE AGREEMENT - Page 11 of 21 Pages
------------------------

         (14) INVENTORY. WDL and Drapkin acknowledge and agree that certain
              ---------
items of SMI's inventory are obsolete and/or slow moving and that neither WDL nor Drapkin nor SMI shall have any recourse against Lanstar with respect to any inventory of SMI.

         (15) DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY. EXCEPT FOR THE
              -------------------------------------------------
EXPRESS WARRANTIES GIVEN BY LANSTAR IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED BY LANSTAR PURSUANT TO THIS AGREEMENT, LANSTAR HEREBY DISCLAIMS ANY AND ALL EXPRESS AND IMPLIED REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SMI, LANSTAR, THE BUSINESS OF SMI AND/OR THE PROPERTY AND ASSETS OF SMI. Notwithstanding any provision of this Agreement to the contrary, Lanstar shall not incur any liability to WDL or Drapkin for any representation or warranty contained in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Lanstar pursuant hereto, which is false, misleading or untrue as of the Date of This Agreement or as of the Closing if WDL or Drapkin had actual knowledge of such false, misleading or untrue representation or warranty, and failed to notify Lanstar in writing that WDL or Drapkin had such actual knowledge on or before the Closing. For purposes of this Section (14), the actual knowledge of WDL or Drapkin shall include the actual knowledge of the employees of either WDL or Drapkin and their agents and affiliates.

         (16) VALIDITY OF AGREEMENT. This Agreement and all other documents
              ---------------------
executed and delivered or to be executed and delivered by any Signatory to this Agreement, pursuant to or in connection with this

STOCK PURCHASE AGREEMENT - Page 12 of 21 Pages
------------------------

Agreement, as appropriate, have been, or will be on or before the Closing, duly authorized, executed and delivered by such party and constitute or will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights and to equitable principles which may affect the availability of specific performance, injunctive and other forms of equitable relief.

         (17) NO CONFLICT WITH OTHER INSTRUMENTS. The execution and delivery of
              ----------------------------------
this Agreement and the consummation of the transactions contemplated hereby by WDL and Drapkin will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation of SMI or WDL or the Bylaws of SMI or WDL; or (ii) to the best knowledge of WDL and Drapkin, result in any violation of any law, or any rule or regulation of any administrative, agency or governmental body or any order, injunction or decree of any court, administrative agency or governmental body. The execution, delivery and performance of this Agreement and all other documents executed and delivered in connection herewith by WDL and Drapkin to the best knowledge of WDL and Drapkin will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust, commitment, note, bond, license or other contract, agreement, or obligation to which WDL or Drapkin is a party or by which WDL or Drapkin or their assets are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

STOCK PURCHASE AGREEMENT - Page 13 of 21 Pages
------------------------

         (18) NO CONFLICT WITH OTHER INSTRUMENTS. The execution and delivery of
              ----------------------------------
this Agreement and the consummation of the transactions contemplated hereby by Lanstar will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation of Lanstar or the Bylaws of Lanstar; or (ii) to the best knowledge of Lanstar, result in any violation of any law, or any rule or regulation of any administrative, agency or governmental body or any order, injunction or decree of any court, administrative agency or governmental body. The execution, delivery and performance of this Agreement and all other documents executed and delivered in connection herewith by Lanstar to the best knowledge of Lanstar will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust, commitment, note, bond, license or other contract, agreement, or obligation to which Lanstar is a party or by which Lanstar or its assets are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

         (19) INVESTMENT INTENT. The SMI Shares being acquired by WDL hereunder
              -----------------
are being purchased for its account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). WDL
                                                --------------
understands that the SMI Shares have not been registered under the Securities Act or any applicable state laws by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that they must be held indefinitely unless they are registered

STOCK PURCHASE AGREEMENT - Page 14 of 21 Pages
------------------------
under the Securities Act and any applicable state laws or are exempt from registration. WDL has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the prospective investment in the SMI Shares. WDL has had access to SMI, its books and records and to SMI's executive officers and directors for a reasonable period of time prior to the Closing. WDL has had the opportunity to ask questions of and to receive answers concerning the SMI Shares and SMI and to obtain any additional information which SMI possessed or could acquire without unreasonable effort or expense.

         (20) SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, COVENANTS
              ---------------------------------------------------------------
AND AGREEMENTS. All of the indemnities, representations, warranties, covenants
--------------
and agreements that are made in this Agreement shall survive the closing and shall not be merged therein.

     (21) TIME OF THE ESSENCE. Time is of the essence in the performance of this
          -------------------
Agreement.

     (22) ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto
          ----------------
supersede any and all other understandings and agreements, either oral or in writing, between any and/or all of the Signatories to this Agreement and constitute the sole and only agreement between the Signatories to this Agreement. All prior negotiations and agreements between the Signatories to this Agreement with respect to the sale are merged into this Agreement. The Signatories to this Agreement agree that no representations, inducements, statements, promises or agreements, orally or otherwise, have been made by any of them or by anyone acting on behalf of any of them which are not set forth in this Agreement and in the attached exhibits and that any representation, inducement,

STOCK PURCHASE AGREEMENT - Page 15 of 21 Pages
------------------------
statement, promise or agreement that is not set forth in this Agreement or the attached exhibits shall not be valid or binding or of any force or effect.

         (23) GENDER AND NUMBER. Words of any gender that are used in this
              -----------------
Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         (24) MODIFICATION. No change or modification of this Agreement shall be
              ------------
valid or binding upon the Signatories to this Agreement unless the change or modification is in writing and signed by the Signatories to this Agreement.

         (25) HEADINGS. The headings that are used in this Agreement are used
              --------
for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

         (26) TEXAS LAW TO APPLY. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED
              ------------------
AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE OF TEXAS LAW THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE LAWS OF ANOTHER STATE).

         (27) LEGAL CONSTRUCTION. In the event that any one or more of the
              ------------------
terms, provisions or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect for any reason, the invalid, illegal or unenforceable term, provision or agreement shall not affect any other

STOCK PURCHASE AGREEMENT - Page 16 of 21 Pages
------------------------
term, provision or agreement that is contained in this Agreement and this Agreement shall be construed as if the invalid, illegal or unenforceable term, provision or agreement had never been contained herein.

         The Signatories to this Agreement acknowledge that each of them and their respective counsel have reviewed this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         No provision of this Agreement shall be deemed to have been waived unless the waiver is in writing and signed by the Signatories to this Agreement. No custom or practice which may evolve between the Signatories to this Agreement after the Date of This Agreement shall be deemed or construed to waive or lessen the right of any of them to insist upon strict compliance with the terms of this Agreement.

         (28) PLACE OF PERFORMANCE AND VENUE. The obligations of the Signatories
              ------------------------------
to this Agreement under this Agreement shall be and are performable in Dallas County, Texas. The Signatories to this Agreement consent and agree that venue of any action brought in state or federal court under this Agreement shall be in Dallas County, Texas. All Signatories to this Agreement hereby submit to the jurisdiction of the state and federal courts that are located in Dallas County, Texas.

         (29) SIGNATORIES TO THIS AGREEMENT BOUND. The terms, provisions,
              -----------------------------------
warranties, representations, covenants and agreements that are contained in this Agreement shall apply to, be binding upon and inure to the benefit of the Signatories to this Agreement and their

STOCK PURCHASE AGREEMENT - Page 17 of 21 Pages
------------------------
respective heirs, executors, administrators, legal representatives, successors and assigns.

         (30) NOTICE. Any notice that is required or permitted to be given or
              ------
delivered hereunder shall be deemed to be given or delivered only when actually received by the party to whom the notice is addressed or when actually delivered to the address of that party, as evidenced by a receipt signed by a person at the appropriate address, at the addresses set forth below, or at any other addresses that they have theretofore specified by written notice delivered in accordance herewith. Notice may be given by facsimile to the telecopy number for each party that is set forth below (provided that receipt of such facsimile is confirmed by the sender).

              (A) Notice to Lanstar shall be addressed and delivered as follows:

                  LANSTAR SEMICONDUCTOR INC.
                  2501 AVENUE J - SUITE 125
                  ARLINGTON, TEXAS  76006

                  ATTENTION:  MAXIE R. SMITH
                              CHIEF EXECUTIVE OFFICER

                  TELECOPIER NUMBER:  817-640-1411
                  CONFIRMATION NUMBER:  817-640-4566

                  With a copy thereof delivered to:

                  RALPH S. JANVEY, ESQ.
                  KASMIR & KRAGE, L.L.P.
                  2001 BRYAN TOWER - SUITE 2700
                  DALLAS, TEXAS 75201-3059

                  TELECOPIER NUMBER:  214-220-0230
                  CONFIRMATION NUMBER:  214-969-7500

STOCK PURCHASE AGREEMENT - Page 18 of 21 Pages
------------------------

              (B) Notice to Drapkin, SMI, SWM and MG TK shall be addressed and delivered as follows:

                  SOUTHWEST MEMORY INTERNATIONAL, INC.
                  3330 KELLER SPRINGS - SUITE 208
                  CARROLLTON, TEXAS  75006-5076

                  ATTENTION:  ILYA DRAPKIN
                              CHIEF EXECUTIVE OFFICER

                  TELECOPIER NUMBER:  972-934-0528
                  CONFIRMATION NUMBER:  972-934-8373

              (C) Notice to WDL shall be addressed and delivered as follows:

                  WORLD DATA LIMITED
                  C/O ZEPHYR INTERNATIONAL LIMITED
                  ZEPHYR HOUSE - FIFTH FLOOR
                  MARY STREET
                  GEORGETOWN GRAND CAYMAN,
                   CAYMAN ISLANDS, BRITISH WEST INDIES

                  ATTENTION:  LEWIS D. ROWE
                              MANAGING PARTNER

                  TELECOPIER NUMBER: 345-949-0324
                  CONFIRMATION NUMBER:  345-949-0370

         Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was actually received shall be deemed to be receipt of the notice.

STOCK PURCHASE AGREEMENT - Page 19 of 21 Pages
------------------------

         IN WITNESS WHEREOF, the Signatories to this Agreement have executed this Stock Purchase Agreement as of the Date of This Agreement.

                                                   LANSTAR SEMICONDUCTOR INC.



                                                   BY:/s/ MAXIE R. SMITH
                                                      --------------------------
                                                      MAXIE R. SMITH
                                                      CHIEF EXECUTIVE OFFICER

                                                   /s/ ILYA DRAPKIN
                                                   -----------------------------
                                                   ILYA DRAPKIN
                                                   INDIVIDUALLY

                                                   WORLD DATA LIMITED

                                                   BY:/s/LEWIS D. ROWE
                                                      --------------------------
                                                      LEWIS D. ROWE
                                                      PRESIDENT



                                                   SOUTHWEST MEMORY
                                                    INTERNATIONAL, INC.



                                                   BY:/s/ ILYA DRAPKIN
                                                      --------------------------
                                                      ILYA DRAPKIN
                                                      CHIEF EXECUTIVE OFFICER

STOCK PURCHASE AGREEMENT - Page 20 of 21 Pages
------------------------

                                                   SOUTHWEST MEMORY, INC.

                                                   BY:/s/ ILYA DRAPKIN
                                                      --------------------------
                                                      ILYA DRAPKIN
                                                      PRESIDENT


                                                   MG TK CORP.


                                                   BY:/s/ M. GOLDSHTEIN
                                                      --------------------------
                                                      MIKHAIL GOLDSHTEIN
                                                      PRESIDENT

STOCK PURCHASE AGREEMENT - Page 21 of 21 Pages
------------------------

                     EXHIBITS TO STOCK PURCHASE AGREEMENT


EXHIBIT A -  INDIVIDUALS' REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES


EXHIBIT B -  WARRANT


EXHIBIT C -  PROMISSORY NOTE


EXHIBIT D -  CONSIDERATION IN THE FORM OF SIMM INVENTORY

EXHIBITS TO
-----------
STOCK PURCHASE AGREEMENT - Page Solo
------------------------

                                  EXHIBIT A -
                   INDIVIDUALS' REPRESENTATIONS, WARRANTIES,
                           COVENANTS AND INDEMNITIES

     In order to induce LANSTAR SEMICONDUCTOR INC., a Utah corporation ("Lanstar"), to enter into that certain Stock Purchase Agreement dated October
  -------
1, 1997, to which this letter is Exhibit A, the undersigned ZINOVY MARGULIS
                                 ---------
("Margulis") and MIKHAIL GOLDSHTEIN ("Goldshtein") agree as follows:
  --------                            ----------

     (1) RELEASE.  Margulis and Goldshtein for themselves and their respective
         -------
heirs, personal representatives, executors and administrators hereby fully, finally and forever release and discharge Lanstar, its officers, directors, shareholders, employees, agents, legal counsel, accountants and representatives and their respective heirs, personal representatives, executors and administrators, of and from any and all claims, actions and causes of action and damages (collectively, the "Claims") of every kind, whether known or unknown,
                            ------
whether contingent or matured, regardless of when such Claims arose, but only Claims arising through the effective time of Closing.

     (2) REPRESENTATIONS AND WARRANTIES.  Margulis and Goldshtein hereby each
         ------------------------------
represent and warrant to Lanstar that SMI has not knowingly engaged in or conspired to engage in any deceptive labeling, remarking or misrepresentation of the quality, capacity or capability of any inventory purchased or sold by SMI prior to the effective time of the Closing.

     (3) COVENANTS REGARDING FINANCIAL STATEMENTS.  Margulis and Goldshtein
         ----------------------------------------
(collectively, the "Covenantors") hereby each covenant to Lanstar as follows:
                    -----------

EXHIBIT A - INDIVIDUALS' REPRESENTATIONS,
----------------------------------------
WARRANTIES, COVENANTS AND INDEMNITIES - Page 1 of 5 Pages.
-------------------------------------

          (A) The auditors of Lanstar shall be allowed complete access to the books and records of MG TK, SWM and SMI for the purpose of preparing tax returns and financial statements for Lanstar for any period ending on or before October 31, 1997, for which such information is relevant in the reasonable judgment of Lanstar's auditors. Management of MG TK, SWM and SMI shall give management representations considered necessary in the reasonable judgment of Lanstar's auditors, which representations shall be accurate and complete. In the event of violation of this Section (3), the Signatories to this Agreement agree that damages to Lanstar would be impossible to calculate and an insufficient remedy. Therefore, upon any breach or threatened breach of this provision, the Signatories to this Agreement agree that Lanstar shall be entitled to seek specific performance and/or injunctive relief of this provision in a court of competent jurisdiction.

          (B) The Covenantors agree to reasonably cooperate with Lanstar in the future in connection with any securities filing, investigation, audit, administrative proceeding, collection action or other administrative action to which Lanstar may be or become subject.

          (C) SMI shall furnish unaudited financial statements of SMI to Lanstar's auditors for the nine-month period ending September 30, 1997, and for the ten-month period ending October 31, 1997, which statements will be accurate, correct and complete in all respects and will have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods indicated. Each balance sheet will present fairly the financial condition of SMI as of the dates indicated thereon, and each income statement and statement of operations will present fairly the results


EXHIBIT A - INDIVIDUALS' REPRESENTATIONS,
----------------------------------------
WARRANTIES, COVENANTS AND INDEMNITIES - Page 2 of 5 Pages.
-------------------------------------
               of operations of SMI for the periods indicated thereon. None of such financial statements, as of the dates and the periods thereof, will misstate or omit to state any liability, absolute or contingent, the omission of which renders such financial statements misleading.

     (4) INDEMNIFICATION.  Margulis and Goldshtein (collectively, the
         ---------------
"Indemnitors") hereby jointly and severally for themselves and their respective
 -----------
heirs, personal representatives, executors and administrators hereby indemnify and agree to hold harmless Lanstar, its officers, directors, shareholders, employees, agents, legal counsel, accountants and representatives and their respective heirs, personal representatives, executors and administrators, of and from any and all Claims and Damages of every kind (collectively, the "Indemnified Items"), whether known or unknown, whether contingent or matured,
 -----------------
regardless of when such Indemnified Items arose, which relate to, result from, or are caused by the following:

          (A) Any liability of any Indemnitor including, without limitation, any tax or withholding liabilities;

          (B) Any misrepresentation, breach of warranty or breach of covenant made by the Covenantors contained in this letter; or

          (C) Any act or omission of any Indemnitor or any officer, director, shareholder, employee, agent or representative of any Indemnitor.

     The foregoing indemnity shall apply to all litigation liabilities and all tax liabilities of Margulis and Goldshtein without regard to any act or failure to act by Lanstar, but the foregoing indemnity shall not apply in other cases where Lanstar, its officers and directors solely caused the liability.


EXHIBIT A - INDIVIDUALS' REPRESENTATIONS,
----------------------------------------
WARRANTIES, COVENANTS AND INDEMNITIES - Page 3 of 5 Pages.
-------------------------------------

     Lanstar and the other indemnified persons shall act in good faith, but shall have the exclusive right to control the defense, concession or settlement of any claim with respect to an indemnified liability. The Indemnitors shall have the right to reasonably consult and reasonably participate at their expense in connection with any defense or settlement. Lanstar and the other indemnified persons shall be entitled to be paid in cash for any loss or Damages with respect to indemnified liabilities. "Damages" as used herein, include direct
                                      -------
damages, interest, penalties, punitive damages, court costs, legal fees, accounting costs, expert costs and all costs of collection or enforcement of this indemnity including reasonable legal fees. An indemnified person shall be deemed damaged when a liability arises whether by court judgment, settlement or concession. Payment of any loss or Damages by the indemnified person shall not be a condition precedent to collection of the indemnity payment from any party hereto. No indemnifying party shall be entitled to a right of offset or reduction in its indemnity obligation as a result of any tax benefits accruing to the indemnified person.

     IN WITNESS WHEREOF, ZINOVY MARGULIS and MIKHAIL GOLDSHTEIN have executed this Exhibit A - Individuals' Representations, Warranties, Covenants and
     -------------------------------------------------------------------
Indemnities on this the 1st day of October, 1997.
-----------

                                        /s/ Z. Margulis
                                        ---------------------------------
                                        ZINOVY MARGULIS
                                        INDIVIDUALLY


EXHIBIT A - INDIVIDUALS' REPRESENTATIONS,
----------------------------------------
WARRANTIES, COVENANTS AND INDEMNITIES - Page 4 of 5 Pages.
-------------------------------------

                                        /s/ M. Goldshtein
                                        ---------------------------------
                                        MIKHAIL GOLDSHTEIN
                                        INDIVIDUALLY




























EXHIBIT A - INDIVIDUALS' REPRESENTATIONS,
----------------------------------------
WARRANTIES, COVENANTS AND INDEMNITIES - Page 5 of 5 Pages.
-------------------------------------

                                   EXHIBIT B


THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT OR UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION.


OCTOBER 13, 1997                                            WARRANT NO. WA97-028


                           LANSTAR SEMICONDUCTOR INC.
                             STOCK PURCHASE WARRANT


Registered Owner:  Southwest Memory International, Inc.

     For value received, LANSTAR SEMICONDUCTOR INC., a Utah corporation (the "Corporation"), grants the following rights to the registered owner of this Warrant.

     (a) RESTRICTED STOCK; REGISTRATION. The shares of Common Stock of the Corporation purchased upon exercise of this Warrant ("Restricted Stock") or purchasable upon exercise of this Warrant ("Underlying Stock") shall not be transferable except upon the conditions stated below, which are intended to insure compliance with federal and state securities laws. If, at the time of exercise of this Warrant by the registered owner, the representations and warranties made by the registered owner in a Subscription Agreement are acceptable to the Corporation, the Corporation will undertake to cause the Underlying Stock to be issued to the registered owner pursuant to Section 4(2) of the Securities Act of 1933, as amended. The certificates representing these shares of stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The securities have been acquired for investment and may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel satisfactory in form and substance to counsel for the Corporation that the transaction shall not result in a violation of state or federal securities laws".

     (b) ISSUE. Upon tender to the Corporation (as defined in paragraph (f) hereof), the Corporation shall issue to the registered owner hereof up to the number of shares specified in paragraph (c) hereof of fully paid and nonassessable shares of Common Stock of the Corporation that the registered owner is otherwise entitled to purchase.

     (c) NUMBER OF SHARES. The total number of shares of Common Stock of the Corporation that the registered owner of this Warrant is entitled to receive upon complete exercise of this Warrant is EIGHTEEN MILLION (18,000,000) shares. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Corporation covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes and liens with respect to the purchase and the issuance of the shares.

     (d) EXERCISE PRICE. The exercise price of this Warrant, the price at which the shares of stock purchasable upon exercise of this Warrant may be purchased, is ONE and 50/100 DOLLARS ($1.50) per share.

     (e) EXERCISE PERIOD. Provided, that this Warrant may only be exercised up to and including October 13, 2000 ("Exercise Period"). If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

     (f) TENDER. The exercise of this Warrant must be accomplished by actual delivery of the Exercise Price for the requested number of shares in cash in the form of a cashier's check and by actual delivery of a duly executed exercise form, a copy of which is attached to this Warrant as Exhibit 1, properly executed by the registered owner of this Warrant, and by surrender of this Warrant. The payment and exercise form must be delivered, personally or by mail, to the registered office of the Corporation. Documents sent by mail shall be deemed to be delivered when they are received by the Corporation.

     IN WITNESS WHEREOF, the Corporation has signed this Warrant by its duly authorized officer effective as of the date first above written.


                                    LANSTAR SEMICONDUCTOR INC.



                                    By:
                                       ----------------------------
                                       Maxie R. Smith
                                       Chief Executive Officer and
                                        Chairman of the Board

                                   EXHIBIT 1


                             WARRANT EXERCISE FORM



TO:  LANSTAR SEMICONDUCTOR INC.


     The undersigned hereby: (1) irrevocably subscribes for and offers to purchase up to _____________________ (_______________) shares of restricted
Common Stock of LANSTAR SEMICONDUCTOR INC., pursuant to Warrant No. WA97-028 heretofore issued to the undersigned on October 13, 1997; (2) encloses payment of ______________________________ ($________________) for these shares at a price of ONE and 50/100 DOLLARS ($1.50) per share; and (3) requests that a certificate for the shares be issued in the name of Southwest Memory International, Inc. and delivered to the undersigned at the address specified below:


     Date:
          ---------------------


INVESTOR NAME:               Southwest Memory International, Inc.

By:
                             ------------------------------------

Printed Name:
                             ------------------------------------

Title:
                             ------------------------------------

Address:
                             ------------------------------------

                             ------------------------------------


Signature guaranteed by:     ------------------------------------



EXHIBIT 1 - WARRANT EXERCISE FORM - Page Solo

                                   EXHIBIT C

                                PROMISSORY NOTE

     FOR VALUE RECEIVED, SOUTHWEST MEMORY INTERNATIONAL, INC., a Texas corporation (hereinafter called the "Maker"), promises to pay to the order of
                                     -----
LANSTAR SEMICONDUCTOR INC., a Utah corporation (hereinafter called the "Payee"),
                                                                        -----
the principal amount of Five Hundred Thousand Dollars ($500,000.00), together with interest from the date of this Promissory Note on the unpaid principal balance, all as set forth below. All sums that are due under this Promissory Note are payable at such place in Arlington, Tarrant County, Texas, as the Payee may designate in writing.

     (1) INTEREST RATE.  The unpaid principal balance of this Promissory Note
         -------------
shall bear interest at a rate that is equal to the prime commercial rate established from time to time by Bank One, Texas, N.A. plus Two Percent (2%).

     (2) PAYMENT OF PRINCIPAL AND INTEREST.  The principal of this Promissory
         ---------------------------------
Note, together with all accrued interest, shall be due and payable on or before twelve (12) months from the date of execution of this Promissory Note (hereinafter called the "Due Date").
                         --------
     (3) PREPAYMENT.  The Maker shall have the right and privilege at any time
         ----------
to prepay, in whole or in part, the principal balance of this Promissory Note without premium or penalty and interest shall immediately cease on any amount so prepaid.

     (4) RECEIPT OF INTEREST.  All agreements between the Maker and the Payee
         -------------------
are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the


PROMISSORY NOTE - Page 1 of 3 Pages
---------------

Payee for the use, forbearance or detention of the money to be loaned hereunder exceed the maximum amount permissible under Texas law. If, from any circumstances whatsoever, fulfillment of any provision of this Promissory Note at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by Texas law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances the Payee should ever receive, as interest, an amount that would exceed the highest lawful rate, then such amount that would be excessive interest shall be applied to the reduction of the principal amount owing and not to the payment of interest.

     (5) TEXAS LAW TO APPLY.  THIS PROMISSORY NOTE SHALL BE GOVERNED BY,
         ------------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE OF TEXAS LAW THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF THIS PROMISSORY NOTE TO THE LAWS OF ANOTHER STATE).

     (6) NOTICE.  Within ten (10) days of the Due Date, the Payee shall mail
         ------
written notice that the principal of this Promissory Note, together with all accrued interest, is due and payable on or before the Due Date to the Maker at the address that is set forth below the signature line by certified mail, return receipt requested, postage prepaid.

     (7) ATTORNEY'S FEES.  If this Promissory Note is not paid as set forth
         ---------------
herein and is placed in the hands of an attorney for collection, or if it is collected through a bankruptcy, a probate or any other court after maturity, then the Payee shall be entitled to reasonable attorney's fees for collection.

PROMISSORY NOTE - Page 2 of 3 Pages
---------------

     IN WITNESS WHEREOF, the Maker, SOUTHWEST MEMORY INTERNATIONAL, INC., has executed this Promissory Note on this the 13th day of October, 1997.


                              SOUTHWEST MEMORY
                                INTERNATIONAL, INC.
                              MAKER



                              BY:
                                 --------------------------------
                                 ILYA DRAPKIN
                                 CHIEF EXECUTIVE OFFICER



                              ADDRESS FOR NOTICE:
                              ------------------

                              3330 KELLER SPRINGS-SUITE 208
                              CARROLLTON, TEXAS  75006-5076

                              ATTENTION:  ILYA DRAPKIN


PROMISSORY NOTE - Page 3 of 3 Pages
---------------

                         EXHIBIT D - CONSIDERATION IN
                         THE FORM OF SIMM INVENTORY


Purchaser:            LANSTAR SEMICONDUCTOR INC.
---------


Seller:               SOUTHWEST MEMORY INTERNATIONAL, INC.
------


Product Mix
-----------
to be Delivered:      3125 16Meg SIMM Inventory
---------------

                      685 32Meg SIMM Inventory


Brand of Product:     Hyundai 16Meg SIMM Inventory
----------------

                      Panasonic 32Meg SIMM Inventory


Cost Per Unit:        $38.00/16Meg SIMM Inventory Unit
-------------

                      $76.00/32Meg SIMM Inventory Unit


Delivery Date:        October 1, 1997, on or before 5:00 P.M.
-------------


Total Market Value
-----------------
of Inventory Sold:    $170,800
-----------------




EXHIBIT D - CONSIDERATION IN
----------------------------
THE FORM OF SIMM INVENTORY - Page Solo
--------------------------